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                              EMPLOYMENT AGREEMENT

                                      with

                                 BARUCH SOLLISH

        AGREEMENT entered into as of December 1, 1994 between BARUCH SOLLISH residing at Bet Yisrael 43, Emanuel, Israel ("Employee") and T.T.R. TECHNOLOGIES LTD., an Israeli company-in-formation with temporary offices at 16/8 Hatam Sofer Street, Emanuel, Israel (the "Company").

                              W I T N E S S E T H

        WHEREAS, the Company is in the business of developing and marketing computer software products; and

        WHEREAS, the Company desires to employ Employee initially as Director of Product Research & Development at the Company.

        NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1.      Employment

        With effect from the effective date (as defined in section 3), the Company employs Employee and Employee accepts employment with the Company upon the terms and conditions set forth herein.

2.      Duties

        2.1 The Company hereby engages Employee to serve as its Director of Product Research & Development. In such capacity, the Employee shall be responsible for all product research & development activities of the Company, and shall see that all orders of the President and resolutions of the Board of Directors in this respect are carried into effect.

        2.2 Employee shall devote his full business time and attention to the Business of the Company and shall perform his duties diligently and promptly for the benefit of the Company during usual business hours on five business days per week (and outside those hours when reasonably necessary) and faithfully and diligently perform such duties as may be assigned to or vested in him by the president or the



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Board of Directors. Employee shall pre-clear with the President of the Company all product research & development plans and activities. The Employee shall not, without the prior written consent of the Board of Directors, undertake or accept any other paid or unpaid employment or occupation or engage in or be associated with any other commercial or business duties or pursuits, except as otherwise permitted hereunder.

        2.3 Employee shall report regularly and as requested to the President of the Company or as otherwise requested by the Board of Directors.

3.      Term

        3.1 Employee's employment under this Agreement shall commence on January 1, 1995 (the "Effective Date") and shall end on the earlier of : (i) the death or disability (as defined herein ) of the Employee or termination of Employee's employment with cause (as defined herein); (ii) termination by either party without cause upon sixty (60) days advance written notice or (iii) one (1) year from the date of this Agreement. After the expiration of such initial term (other than for reasons set forth in clauses (i) and (ii), this Agreement shall automatically be renewed for additional one (1) year periods on the same terms and conditions set forth herein (unless mutually agreed otherwise), unless either party elects not to renew the term of this Agreement by giving written notice to the other at least sixty (60) days before the expiration date.

        3.2 For the purpose of this paragraph 3, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of two (2) months in any twelve (12) month period. Disability shall occur at the end of any such period.

        3.3 For the purpose of this paragraph 3, "cause" shall exist if Employee
(i) breaches any of the material terms or conditions of this Agreement; (ii) substantially fails to perform the Employee's areas of responsibility set forth herein, (iii) engages in willful misconduct or acts in bad faith with respect to the Company, in connection with and related to the employment hereunder, (iv) is convicted of a felony, (v) fails to comply with the instructions of the Company's Board of Directors in a manner materially detrimental to the Company, provided, that with respect to clauses (i), (ii) and (v), if Employee has cured any such condition (that is reasonably susceptible to cure) within 30 days of the advance notice (as defined herein) then "cause" shall be deemed to not exist. For purposes of this Paragraph 3, "advance notice" shall constitute a written notice delivered to Employee that sets forth with particularity the facts and circumstances relied upon by the Company as the basis for cause.



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        3.4 Either the Company or Employee may terminate this Agreement without cause upon not less than sixty (60) days prior written notice to the other.

        3.5 During the period following notice of termination by either party for whatever reason, the Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company the person or persons who will assume the Employee's responsibilities.

4.      Compensation

        4.1 During the term hereof, and subject to the performance of the services required to be performed hereunder by Employee, the Company shall pay to the Employee for all services rendered hereunder, a gross salary, payable not less often than once per month and in accordance with the Company's normal and reasonable payroll practices, a monthly gross amount of U.S. $5000 (the "Gross Salary"). Except as otherwise provided herein, the Gross Salary amount payable hereunder is all inclusive and shall include all benefits and payments which Employee may otherwise be entitled to, including, without limitation, sickness benefits, travel expenses, pension payments and payment for additional hours worked. The Company shall make all national insurance (Bituach Leumi) payments required under law in respect of Employee's employment hereunder.

        4.2 Translations to Israeli currency shall be calculated on the basis of the representative rate of exchange published by a daily newspaper in Israel on the date of payment. The linkage of the Employee's compensation to the US dollar shall be credited toward any Tosefet Yoker and all other similar wage increases required to be paid under Israeli Law.

        4.3 The Employee shall receive the Gross Salary payable in respect of periods of the Employee's military reserve duty. The Company shall be entitled to receive and retain any amounts payable by the National Insurance Institute or any other agency in respect of such periods.

        4.4 The Board shall undertake an evaluation of the Employee's performance from time to time and may increase the monthly Gross Salary or grant a performance bonus if it should determine in its absolute discretion that such increase or bonus is justifiable and appropriate. It is understood and agreed that Employee's compensation hereunder will not be increased for at least the first year that this Agreement is in effect.

        4.5 The Company and the Employee will obtain and maintain Manager's Insurance (Bituach Menahalim) for the exclusive benefit of the Employee in the


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customary form. Each of the Company and the Employee shall contribute toward the premiums payable in respect of such insurance those amounts which would be recognized under applicable law, but in no event shall such contributed amounts be more than thirteen and one third percent (13 1/3%) of each monthly Gross Salary payment for the Company and five percent (5%) of such amount for the Employee. It is hereby agreed that should the Employee be or become entitled to severance pay under applicable law, his benefits under said insurance shall be in lieu thereof and in full and final substitution therefor.

        4.6 In addition to the Gross Salary, the Company shall pay to Employee incentive compensation (hereinafter the "Incentive Compensation") for the term and any renewal period as provided below:

        (i) The Incentive Compensation shall be equal to one percent (1%) of the Gross Receipts from the sale of Covered Products of the Company up to one million U.S. Dollars ($1,000,000) and two percent (2%) of the Gross Receipts from the sale of Covered Products in excess of such amount.

        (ii) The Incentive Compensation shall be computed on a calendar quarterly basis for the respective periods ending March 31, June 30, September 30 and December 31 of each year. Within thirty (30) days of the end of each quarter, the Company shall provide the Employee with a written statement ("Quarterly Gross Receipts Report") setting forth essential information concerning the sales of Covered Products by the Company.

        (iii) Employee shall be entitled to receive the Incentive Compensation on a quarterly basis. In the event the Employee is terminated without cause under Section 3.4, he shall be entitled to the Incentive Compensation based on the actual Gross Receipts from the sale of Covered Products for that quarter through the date of termination. If the Employee is terminated for cause under
Section 3.1, he shall not be entitled to receive Incentive Compensation under this Section.

        (iv) The Company shall remit payment to the Employee in respect of the Incentive Compensation earned for the preceding calendar quarter at the same time as the Quarterly Gross Receipts Report is submitted to the Employee. If no Incentive Compensation for the Quarter has been earned, or if the Employee shall be ineligible therefor hereunder, it shall be so reported. The Company shall be entitled to deduct or withhold from the Incentive Compensation payments all taxes and charges which the Company may be required to deduct or withhold therefrom under applicable law.


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        (v) For purposes of this Agreement, the term "Gross Receipts" shall mean the gross revenues actually received by the Company or its affiliates from the sale or distribution of Covered Products anywhere in the world.

        (vi) For purposes of this Agreement, the term "Covered Products" shall mean only those products sold by the Company and its affiliates which were (i) actually designed or developed and completed by the department or division at the Company headed by the Employee pursuant to the terms of this Agreement or
(ii) designed and developed by the Employee prior to the effectiveness of this Agreement and to which the Company shall have acquired full proprietary rights.

        4.7 In the event that this Agreement is terminated for whatever reason or expires, then the Company shall pay to Employee royalties in an amount corresponding to the Incentive Compensation set forth in Section 4.6(i) above ("Royalties") in respect of the Covered Products, provided, that, (i) a properly registered patent in respect of such Covered Product is in effect in Israel or in the United States, and then the Royalty payment shall be made for the duration of such patent, provided, further, that, if a properly completed and executed patent application has been filed and is pending with the Israel Patent Office or the United Patent Office, then the Company shall remit the Royalty Payments as provided below in escrow for the benefit of the client until such time, if ever, that such patent is in fact obtained by or on behalf of the Company or any of its affiliates. Should such patent application be denied, then all amounts in escrow shall thereupon revert to the Company and the Company is hereby authorized to then remit to its account the escrowed amounts.

        4.7.1. The Royalty shall be computed on a calendar quarterly basis for the respective periods ending March 31, June 30, September 30 and December 31 of each year. Within thirty (30) days of the end of each quarter, the Company shall provide the Employee with a written statement ("Royalty Report") setting forth essential information concerning the sales of Covered Products by the Company for purposes of making the Royalty payment. The Company shall remit payment to the Employee in respect of the Royalty earned for the preceding calendar quarter at the same time as the Royalty Report is submitted to the Employee. If no Royalty for the Quarter has been earned, or if the Employee shall be ineligible therefor hereunder, it shall be so reported. The Company shall be entitled to deduct or withhold from the Royalty payments all taxes and charges which the Company may be required to deduct or withhold therefrom under applicable law.

        4.8 In the event that within the first year after the Effective Date either (i) Employee's employment hereunder is terminated by the Company for cause or (ii) Employee terminates this Agreement under Section 3.4, then, within ten (10) days of such termination, Employee shall pay to the Company U.S.$5,000 in Israeli


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Shekalim at the representative rate of exchange published by an Israeli newspaper on the date of payment. Payment of this amount by Employee to the Company shall not affect any right or remedy otherwise available to the Company under this Agreement or under law.

        4.9 Employee is entitled to participate in any form of stock option benefit plan to be established by the Company's majority shareholder and parent company, TTR Inc., a Delaware company. In the event that this Agreement is terminated for whatever reason or expires during the first two (2) years of Employee's employment hereunder, then all stock options or grants awarded to Employee which have not vested on the date of termination shall revert to the Company.

5.      Vacation

        Employee shall be entitled to 10 working days of paid vacation during each year that this Agreement is in effect, to be taken at times as agreed upon by the parties. In addition, Employee shall be entitled to paid vacation for each of the middle days (Hol Ha'moed) of the Jewish Festivals of Passover (Pesach) and Succot for the duration of, and during any renewal period, that this Agreement is in effect.

6.      Secrecy and Nondisclosure

        Employee shall treat as secret and confidential all of the processes, methods, formulas, procedures, techniques, software, designs, data, and other information which are not of public knowledge or record pertaining to the Company's and any affiliate's business (existing, potential, and future), including without limitation, all business information relating to customers and supplies and products of which Employee becomes aware during and as a result of employment with the Company, and Employee shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during and after the term of this Agreement, any such information detailed herein. The obligation hereunder shall survive the termination or expiration of this Agreement.

7.      Non-Competition

        7.1 During the term of this Agreement (and any renewal thereof) and for a term of one (1) year after Employee ceases to be employed by the Company, Employee will not, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Employee holds less than 5% of the outstanding shares) interest himself or engage, directly or indirectly, in the design, development, production, sale or distribution of


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any product or component that directly or indirectly competes with a product or component (i) then being designed, produced, sold or distributed by the Company or any of its affiliates (ii) or to which the Company or any of its affiliates shall have proprietary rights. The limitations set forth in the preceding sentence shall not apply to Employee's servicing of any consulting clients that are serviced by Employee or Peletronics Ltd. on the date set forth above, provided, that, all billings and payments that Employee receives on behalf of services so provided shall be promptly remitted to the Company, and Employee agrees to take all actions and sign any instrument reasonably requested by the Company in order to effect the foregoing.

        7.2 Employee agrees that during a period of one (1) year from the termination of this Agreement or any extensions thereof, he shall not directly or indirectly employ any individual employed by the Company at the time that Employee's employment with the Company is terminated.

        7.3 Employee acknowledges that the restricted period of time and geographical location specified under this paragraph 7 are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable by such judicial proceeding.

8.      Development Rights

        The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment with the Company shall be the sole property of the Company.


9.      Employee Representations

        The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which he is party, (ii) does not require the consent of any person, and (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.



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10.     Cost-Sharing

In the event that legal suit ("Action") is commenced against the Company and Employee on a cause of action relating to the commencement by Employee of his employment with the Company under this Agreement, the Company, at it sole cost, shall assume the legal defense and other associated costs and expenses of such Action on behalf of itself and Employee, provided, that, the Company shall, in its sole discretion, be entitled to establish the legal strategy to be adopted in such Action on behalf of Employee, including, without limitation settling any and all claims relating to the Action. Employee shall cooperate with the Company and its legal counsel as requested by the Company and such counsel in defending against the Action, and Employee hereby authorizes Company to take any action that the Company shall, in its sole discretion, determine to be appropriate in respect of the Action, including settling any and all claims relating to the Action. Non-compliance by Employee with the terms of this
Section 10 shall release the Company from its obligation to defend the Action on behalf of Employee.

11.     Benefit

        This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including any subsidiary or affiliated entity.

12.     Entire Agreement

         This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

13.       Notices

        All notices and other communications to any party shall be given or made in writing and telecopied, faxed, mailed or delivered by hand at the address set out in the caption of this Agreement or to such address as either party may hereafter specify. Such notice or other communication shall be effective, (i) if given by telecopier or fax, when such copy is transmitted to the number specified herein and the appropriate answer back is received or (ii) if given by any other means, when delivered at the address specified herein.



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14.     Applicable Law

        This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of Israel, without giving effect to principles of conflict of laws thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed by the date stated above.


                                            T.T.R. TECHNOLOGIES LTD.
                                            (a company-in-formation)

                                            By:  MARC D. TOKAYER
                                                 ------------------------
                                                 Marc D. Tokayer, one of the
                                                 incorporators of the Company



                                            BARUCH SOLLISH
                                            ---------------
                                            BARUCH SOLLISH

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AGREEMENT

AMENDMENT to Employment Agreement dated December 1, 1994 between TTR Technologies Ltd. and Baruch Sollish ( the "Agreement") made this ___ day of December 1996.

Subject to the closing of an IPO of TTR Inc. the Agreement shall be amended as follows:

1. Section 4.1 of the Agreement is hereby amended so that the Gross Salary shall be $8,000.00.

2. Section 5 of the Agreement is hereby amended so that the number of paid vacation days shall be 12 instead of 10.

3. Sections 4.6, 4.7 and 4.7.1 are hereby deleted.

4. The following provisions are hereby added to the Agreement:

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"4.6 The Company shall pay the Employee a one time bonus of $50,000.

4.10 The Company shall provide Employee with use of an automobile and Company shall pay for registration, gas, maintenance and insurance.

4.11 The Company and the Employee shall maintain an advancement fund (keren Heshtamlut) for exclusive benefit of the Employee. The Company shall contribute to such fund an amount equal to 7-1/2% of each monthly Gross Salary payment and the employee shall contribute to such fund an amount equal to 2-1/2% of each monthly Gross Salary payment. The Employee hereby instructs the Company to transfer to such advancement fund the amount of the Employee's and the Company's contribution from each monthly Gross Salary payment."

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed on the date stated above.


T.T.R. Technologies Ltd.

--------------------------            ---------------------------
                                            Baruch Sollish





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